Exhibit 99.1

Senetek PLC Announces Broad Expansion of Taiwan License

and Aggressive Kinetin Launch Program for Far East

Napa, Calif., February 23, 2004 /PRNewswire-FirstCall/ — Senetek PLC (Nasdaq: SNTK - News), www/senetekplc.com, a healthcare technologies company focused on developing and co-marketing products for the anti-aging markets worldwide, today announced the expansion of its Kinetin license agreement with Panion & BF Biotech Inc. of Taipei, Republic of China, to include the Republic of Korea and the ASEAN member countries, including the key markets of Indonesia, Malaysia, The Philippines, Singapore and Thailand, and to broaden its authorized trading channels to include prestige department and specialty stores and salons and spas except in Korea. Expansion of Panion’s rights reflects the success of its initial launch of its unique line of Kinetin-based skin care products at the Annual Meeting of the Taiwan Dermatology Association in November 2003 and the vitality of its multi-branding marketing program to present Kinetin to a broad range of consumers in Taiwan and overseas. Under its original license agreement signed in March 2003, Panion was granted rights to manufacture and sell in the ethical and OTC pharmacy channels of trade in the Republic of China, Hong Kong and The Peoples’ Republic of China.

Panion & BF Biotech Inc. is a long established key manufacturer of pharmaceuticals, cosmetics and consumer healthcare products which are marketed in the Republic of China and other Far East markets, including The Peoples’ Republic of China. Its Kinetin launch in Taiwan coincided with approval by the Taiwan Department of Health of the lead product in Panion’s new Kinetin collection as a functional care product, and the presentation to Panion by the President of the Republic of China of the National Biotechnology and Medical Care Award of 2003 for the development of this product line. Further products featuring Kinetin in combination with effective synergistic ingredients are scheduled to be submitted to the Taiwan Department of Health for registration as functional skin care products this year.

Michael Chiang, Executive President of Panion & BF Biotech, commented, “ We are extremely pleased to be Senetek’s licensee for Kinetin skin care products in these important markets in our region which show such strong growth patterns as consumers become more affluent and concerned about skin health and their appearance. We targeted our initial launch at the very attractive market served by dermatologists and plastic surgeons in Taiwan to demonstrate professional advocacy of the clinically proven effectiveness of our Kinetin products. We are actively planning to roll out Kinetin product offerings to other prestigious market segments in Taiwan and to key Asian markets, including China, where we recently acquired a pharmaceutical company and where we intend to register our Kinetin products as functional care products, permitting sale throughout the country. We are also looking forward to launches in key ASEAN countries, including the major cosmeceuticals market of Thailand, and to collaborating with Senetek to export our unique products to other Senetek licensees for sale in their markets.”

Frank J. Massino, Chief Executive Officer and Chairman of the Board of Senetek, stated, “It gives us tremendous pleasure to recognize the technical excellence, innovativeness and creativity of Panion & BF Biotech, Inc. by awarding it these expanded territorial and marketing rights. This action gives effect to one of the initiatives in our previously announced strategic business plan, to expand the franchises of our most successful Kinetin licensees. Under Michael’s leadership Panion has brought to bear the considerable talents of its product development, manufacturing and marketing teams working in Panion’s world class research and manufacturing facility to create award winning new products combining our remarkable active ingredient, Kinetin, with its synergistic active compounds in formulations especially tuned to the Asian markets. We look forward to working with Panion as it expands its business beyond the ethical channel in Taiwan and carries the promise of Kinetin to other major markets where it is not represented, including China.”

Senetek’s patented ingredient, Kinetin, is a naturally occurring cytokinin that has been proven effective in treating the appearance of aging skin and the effects of photodamage while restoring the skin’s natural moisture barrier, with virtually none of the side effects associated with acid-based active ingredients. Senetek’s other licensees include Valeant Pharmaceuticals International (formerly called ICN Pharmaceuticals, Inc.), The Body Shop and Revlon, Inc., which have successfully introduced Kinetin in their respective channels of distribution.

Visit Senetek PLC’s web site:         http://www.senetekplc.com

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext. 102

Email: Pknopick@eandecommunications.com

Safe Harbor Statement:

This news release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including the Company’s expectations for the successful expansion of the Kinetin business of Panion & BF Biotech Inc. and resultant increased royalty revenues for Senetek. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those expressed in such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2002. However, the Company necessarily can give no assurance that it has identified all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.